UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 14, 2013 (May 8, 2013)

Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2150 St. Elzéar Blvd. West, Laval, Quebec	H7L 4A8
(Address of principal executive offices)	(Zip Code)

(514) 744-6792
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2013, Valeant Pharmaceuticals International, Inc. (the "Company") entered into a separation agreement with Jason Hanson (the "Separation Agreement"), pursuant to which  Mr. Hanson ceased serving as the Company’s Executive Vice President – Company Group Chairman, effective as of May 8, 2013.  Under the Separation Agreement, Mr. Hanson will serve as a consultant to the Company for a period of two (2) months following the termination date, for which he will receive a monthly fee in the amount of $54,167.  Under the Separation Agreement, and subject to him executing and not revoking releases of claims, Mr. Hanson will be eligible to receive total separation and other payments in an aggregate amount of $1,828,700 and 12 months of benefit continuation.  The Separation Agreement includes cooperation and confidentiality covenants and a provision concerning indemnification, and incorporates by reference the non-solicitation and non-disparagement covenants contained in his agreement with the Company dated December 11, 2012.

A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement between Valeant Pharmaceuticals International, Inc. and Jason Hanson, dated May 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Date: May 14, 2013	By:	/s/ Robert Chai-Onn
Robert Chai-Onn
Executive Vice President, General Counsel, Corporate Secretary and Corporate Business Development